Exhibit 10.100

LA ROSA HOLDINGS CORP.

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This Series A Convertible Preferred Stock Purchase Agreement (the “Agreement”) is made and entered into as of __________, 2023, by and among LA ROSA HOLDINGS CORP., a Nevada corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the subscription form attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”). Each of the Company and a Purchaser is a “party” to this Agreement, and the Company and one or more of the Purchasers are the “parties” hereto.

Recitals

Whereas, the Company has authorized the sale and issuance of an aggregate of up to 11,000 shares of its Series A Convertible Preferred Stock (the “Shares”);

Whereas, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

Whereas, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Agreement To Sell And Purchase.

1.1           Authorization of Shares. The Company has authorized (a) the sale and issuance to Purchasers of the Shares and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation to the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the “Certificate of Designation”).

1.2           Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser’s name on Exhibit A, at a purchase price of $1,000.00 per Share (“Purchase Price”).

2.          Closing, Delivery And Payment.

2.1           Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 10:00 a.m. on or before June 30, 2023, at the offices of Carmel, Milazzo & Feil, LLP in New York, New York, or at such other time or place as the Company and Purchasers may mutually agree (such date of closing is hereinafter referred to as the “Closing Date”). There may be one or multiple Closings in the discretion of the Company and as agreed by a Purchaser. The offering may be amended, extended or terminated by the Company at any time, in its sole discretion, without notice.

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2.2           Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares to be purchased at the Closing by such Purchaser, against payment of the Purchase Price therefor by check, wire transfer made payable to the order of the Company, cancellation or conversion of indebtedness or any combination of the foregoing in the sole discretion of the Company. The cancellation of indebtedness shall be the exchange of the principal balance and accrued interest of promissory notes issued by the Company for Shares at the Purchase Price. So, for example, where the Purchase Price is set at $1,000.00 per Share and a Company promissory note has a principal balance of $40,000.00 and accrued interest of $2,200.00, the holder of that promissory note could purchase 42 Shares, with no fractional shares being issued, in exchange for the extinguishment of the entire principal balance and accrued interest on such promissory note. In the event that payment by a Purchaser is made, in whole or in part, by cancellation or conversion of indebtedness, then such Purchaser shall surrender to the Company for cancellation or conversion at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation or conversion in form and substance acceptable to the Company.

2.3           Acceptance. The Shares are offered subject to acceptance or rejection by the Company, in whole or in part, of any subscription. If a subscription is rejected, the funds tendered with that subscription, without deduction and without interest, will be returned to the Purchaser, along with notification of rejection as soon as practicable. If this Offering for the Shares is oversubscribed, the Company reserves the right, in its sole discretion, to allot to any prospective investor less than or none of the Shares subscribed for. All questions concerning the timeliness, validity, form and eligibility of this Agreement received will be determined by the Company, whose determination will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit any defect or irregularity to be corrected within such time as it may determine, or reject the purported subscription, but the Company shall not be obligated to permit the correction of any defect. An order for Shares under this Agreement will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. The Company will not be under any duty to give notification of any defect or irregularity in connection with the submission of a an order for Shares under this Agreement or incur any liability for the failure to give such notification.

2.4           Lock-Up. Purchasers hereby agree, in connection with the Company's initial public offering (“IPO”), if requested by the managing underwriter of the IPO, not to sell or transfer any shares of Common Stock of the Company (including shares received upon the mandatory conversion of the Shares or acquired in or following the IPO) for a period of up to 180 days plus up to an additional 18 days to the extent necessary to comply with applicable regulatory requirements following the IPO (provided all directors and officers of the Company and 5% stockholders agree to the same lock-up).

2.5           Warrant Rights. In the event the investors in the IPO receive warrants, Purchasers herein shall also receive warrants on the same terms as the IPO investors as determined in good faith by the Company’s Board of Directors in their sole discretion.

3.          Representations And Warranties Of The Company.

Except as set forth on a Schedule of Exceptions as set forth in Exhibit C hereto, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as set forth below.

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3.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement and the Certificate of Designation and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. Since its inception, the Company has not consolidated or merged with, or sold all or substantially all of its assets to, any corporation, partnership, limited liability company or other business entity.

3.2           Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity except for (i) La Rosa Coaching, LLC; (ii) La Rosa CRE, LLC; (iii) La Rosa Franchising, LLC; (iv) La Rosa Property Management, LLC; and (v) La Rosa Realty, LLC. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement.

3.3           Capitalization; Voting Rights.

(a)          The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 250,000,000 shares of Common Stock, 3,002,000 shares of which are issued and outstanding, and (ii) 50,000,000 shares of Preferred Stock, of which 2,000 shares are designated Series X Super Voting Preferred Stock, all of which are issued and outstanding, and 11,000 shares are designated Series A Convertible Preferred Stock, none of which are issued and outstanding.

(b)          Under the Company’s 2022 Equity Incentive Plan (the “Plan”), (i) 396,850 restricted stock units for shares of Common Stock have been issued to agents (based on an assumed per share price at the Company’s IPO of $5.00 (“Assumed IPO Price”), (ii) 40,000 options for shares of Common Stock have been granted to directors of the Company and are currently outstanding and (iii) 2,063,150 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

(c)          Other than the shares set forth in the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(d)          All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(e)          The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Designation. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Certificate of Designation, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances of the Company other than liens and encumbrances created by or imposed upon Purchasers; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

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3.4           Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate of Designation has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) the discretion of courts of equity.

3.5           Financial Statements. The Company has made available to each Purchaser its unaudited balance sheet as at September 30, 2022 and unaudited statement of income and cash flows for the 9 months ending September 30, 2022 (the “Statement Date”) as well as its audited financial statements for the year ended December 31, 2021 (collectively, the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of their respective dates; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles.

3.6           Liabilities. The Company has no material liabilities and, to the best of its knowledge no material contingent liabilities, not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business that have not been, either in any individual case or in the aggregate, materially adverse.

3.7           Agreements; Action.

(a)          There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $500,000, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)          The Company has not (i) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock other than the payments made in 2020, 2021 and 2022, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than trade payables incurred in the ordinary course of business) in excess of $2,657,000 in the aggregate as of September 30, 2022, (iii) made any loans or advances to any person, other than ordinary advances for travel or other business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

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3.8           Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) loans owed to Mr. Joseph La Rosa; (b) for current payment of salary for services rendered, (c) reimbursement for reasonable expenses incurred on behalf of the Company and (d) for other standard employee benefits made generally available to all employees (including restricted stock unit agreements outstanding under the Plan). None of the officers, directors is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company competes, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company and (ii) investments by venture capital funds with which directors of the Company may be affiliated.

3.9           Changes. Since the Statement Date, there has not been to the Company’s knowledge:

(a)          Any change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

(b)          Any resignation or termination of any officer, key employee or group of employees of the Company;

(c)          Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)          Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(e)          Any waiver by the Company of a valuable right or of a material debt owed to it;

(f)          Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)          Any labor organization activity related to the Company;

(h)          Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(i)          Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(j)          Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, or operations of the Company;

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(k)          Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, or operations of the Company; or

(l)          Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (k) above].

3.10         Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.

3.11         Intellectual Property.

(a)          The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)          The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

3.12         Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate of Designation, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.13         Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

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3.14         Tax Returns and Payments. The Company is and always has been a subchapter C corporation. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.15         Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

3.16         Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.17         Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

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3.18         Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.19         Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.20         Full Disclosure. The Company has provided Purchasers with all information reasonably requested by Purchasers in connection with their decision to purchase the Shares. Neither this Agreement, nor the exhibits hereto contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.21         Executive Officers. To the knowledge of the Company, no executive officer or person nominated to become an executive officer of the Company (a) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (b) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission or any self-regulatory organization.

3.22         Use of Proceeds. The Company will use the net proceeds, after payment of offering expenses, from the sale of the Shares for general corporate purposes.

4.          Representations And Warranties Of Purchasers.

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows:

4.1           Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) the discretion of courts of equity.

4.2           Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

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(a)          Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(b)          Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)          Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, its Purchaser representative’s or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d)          Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)          Company Information. Purchaser has had an opportunity to review all due diligence material available publicly and as it may have been provided by the Company, to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f)          Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g)          Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on Exhibit A.

5.          Conditions To Closing.

5.1           Conditions to Purchasers’ Obligations at the Closing. Purchasers’ obligation to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

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(a)          Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)          Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement except for such as may be properly obtained subsequent to the Closing.

(c)          Filing of Certificate of Designation. The Certificate of Designation shall have been filed with the Secretary of State of the State of Nevada and shall continue to be in full force and effect as of the Closing Date.

(d)          Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

(e)          Compliance Certificate. The Company shall have delivered to Purchaser a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (b), (c), (d) and (f) of this Section 5.1 have been satisfied.

(f)          Secretary’s Certificate. Purchaser shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Certificate of Designation as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the board of directors of the Company (the “Board”) authorizing the transactions contemplated hereby, and (iv) good standing certificates with respect to the Company and the Subsidiaries from the applicable authorities in Nevada and Florida, dated a recent date before the Closing.

5.2           Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a)          Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)          Performance of Obligations. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

(c)          Filing of Certificate of Designation. The Certificate of Designation shall have been filed with the Secretary of State of the State of Nevada.

(d)          Receipt of Payment. The Company shall have received full payment of the aggregate Purchase Price for the Shares.

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6.          Miscellaneous.

6.1           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada and shall be binding upon the parties hereto. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Osceola County, State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Purchasers in the Company (whether based on breach of contract, tort, breach of duty or any other theory), agrees that process may be served upon it in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Purchasers in the Company (whether based on breach of contract, tort, breach of duty or any other theory) except in such courts. The parties hereto each knowingly waive their right to a trial by a jury.

6.2           Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

6.3           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

6.4           Entire Agreement. This Agreement and the schedules hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.5           Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.6           Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under this Agreement may be waived, only upon the written consent of the Company and holders of a majority of the Shares purchased or agreed to be purchased pursuant to this Agreement.

6.7           Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Certificate of Designation, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, or under the Certificate of Designation or any waiver on such party’s part of any provisions or conditions of this Agreement or the Certificate of Designation must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement and the Certificate of Designation, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

La Rosa Holdings Corp. Series A Preferred Stock Purchase Agreement

11

6.8           Waiver of Conflicts. Each party to this Agreement acknowledges that Carmel, Milazzo & Feil LLP (“CMF”), outside counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchaser’s or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that CMF inform the parties hereunder of this representation and obtain their consent. CMF has served as outside counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, CMF has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to CMF’s representation of the Company in the Financing.

6.9           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address or electronic mail address as the Company or Purchaser may designate by 10 days’ advance written notice to the other parties hereto.

6.10         Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.11         Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Purchasers in the Company (whether based on breach of contract, tort, breach of duty or any other theory), the prevailing party shall recover all of such party’s costs (including, but not limited to expert witness costs) and reasonable attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.12         Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.13         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.14         Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

6.15         Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares and Conversion Shares.

6.16         Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES APPEAR ON THE NEXT PAGE.]

La Rosa Holdings Corp. Series A Preferred Stock Purchase Agreement

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The parties hereto have executed the Series A Convertible Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

LA ROSA HOLDINGS CORP.

By:

Joseph La Rosa, Chief Executive Officer

[Signature page of company]

La Rosa Holdings Corp. Series A Preferred Stock Purchase Agreement

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Exhibit A

ORDER FORM

NOTE: YOU MUST SUPPLY THE FOLLOWING INFORMATION AND SIGN AND DATE THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT WHERE INDICATED BELOW.

IN WITNESS WHEREOF, the undersigned has caused this Series A Convertible Preferred Stock Purchase Agreement to be executed on the date set forth below.

Number of Shares Subscribed For (Minimum is One (1)): _________________________

Subscription Amount Delivered At US$1,000.00 Per Share: $__________

Please make your payment out to: “La Rosa Holdings Corp.”. You may pay by bank check or wire funds to:

Regions Bank

Routing #: 062005690

Account #: 0315375366

Address: Regions Bank, 1700 SE 17th Street, Ocala, Florida 34471

Account Title: La Rosa Holdings Corp.

(You must pay the Subscription Amount pursuant to the instructions set forth above. To the extent the actual number of Shares purchased and received by the undersigned is different than the number subscribed for, the Company may amend this agreement to reflect the actual number of Shares purchased and received by the undersigned.).

By: (Signature of Purchaser)	By: (Signature of Purchaser)
_________________________________________ (Print Name of Purchaser)	_________________________________________ (Print Name of Purchaser)
_________________________________________ (State of Residence or Principal Office)	_________________________________________ (State of Residence or Principal Office))
_________________________________________ (Social Security or Tax ID No.)	_________________________________________ (Social Security or Tax ID No.)
_________________________________________ (Mailing Address: Street Address)	_________________________________________ (Mailing Address: Street Address)
_________________________________________ (Mailing Address: City, State Zip)	_________________________________________ (Mailing Address: City, State Zip)
_________________________________________ (E-Mail Address)	_________________________________________ (E-Mail Address)
_________________________________________ (Telephone Number)	_________________________________________ (Telephone Number)
☐ I agree to receive notices via e-m	☐ I agree to receive notices via e-mail.

Please indicate name and capacity of person(s) signing if Purchaser is not a natural person:

Name of Entity: _____________________	Name of Entity: _____________________
Title of Signer: _____________________	Title of Signer: _____________________
Date: _____________________________	Date: _____________________________

Name(s) In Which Shares Are To Be Registered (If Different From Purchaser(s)):

If Purchasers Wish to Hold Shares Together, Please Check Appropriate Box:

☐ Tenants In Common	☐ Joint Tenants With Right of Survivorship
☐ Tenants By The Entireties	☐ Community Property

If Purchaser(s) Is Not A Natural Person, it:

Has the Name Of: _______________________________________________________________
Is The Following Type of Organization: ______________________________________________
Has the Entity Name Of:__________________________________________________________
Has Its Principal Place of Business at This Address: ____________________________________
Was Formed For the Purpose Of:___________________________________________________
Has a Federal Tax ID No. Of:_______________________________________________________

Deliver your check, the original and a copy of this completed, signed and dated Series A Convertible Preferred Stock Purchase Agreement, Order Form and the IRS Form W-9 to the following address:

Mr. Kent Metzroth

c/o La Rosa Holdings Corp.

1420 Celebration Blvd, Suite 200

Celebration, Florida 34747

Email: kent@larosarealtycorp.com

Telephone: (407) 664-2000

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PLEASE NOTE: Delivery of your Agreement with the Order Form and payment is at your own risk. The Company recommends that you wire your funds and send your Agreement and Order Form either via U.S. Certified Mail, Return Receipt Requested or by overnight courier such as FEDEX or UPS with signature receipt required at your expense.

Please keep a copy of this Agreement and Order Form for your records. The Company will return a signed copy of this Agreement upon its acceptance of your Order.

NO ORDER IS FINAL UNTIL IT IS ACCEPTED BY THE COMPANY.

[END OF PURCHASER ORDER FORM AND SIGNATURE PAGE.]

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Exhibit B

CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK OF

LA ROSA HOLDINGS CORP.

La Rosa Holdings Corp., a corporation organized and existing under the laws of the State of Nevada (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company on February 10, 2023 in accordance with the provisions of its Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and bylaws.

“WHEREAS, pursuant to Article III, Section 3.03 of the Articles of Incorporation, the total number of authorized shares of Preferred Stock is 50,000,000 shares and the number of authorized, unissued shares of Preferred Stock, as of the date hereof, is 49,998,000 shares.

WHEREAS, pursuant to Article III, Section 3.03 of the Articles of Incorporation, the Board of Directors of the Company (the “Board”) has the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the designations, relative rights, preferences, privileges, powers and restrictions of the Preferred Stock.

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Articles of Incorporation and bylaws of the Company, the Board hereby authorizes a series of the Company’s Preferred Stock, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I. NAME OF THE COMPANY

La Rosa Holdings Corp.

II. DESIGNATION, AMOUNT, TERM AND REISSUANCE

A. Designation. The designation of said series of preferred stock shall be Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”).

B. Number of Shares. The number of shares of Series A Preferred Stock authorized shall be 11,000 shares.

C. Term. The term of the Series A Preferred Stock shall be perpetual.

D. Reissuance. No shares of Series A Preferred Stock which have been converted to Common Stock shall be reissued by the Company; provided, however, that any such share, upon being converted and canceled, shall be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series, rights or preferences and may thereafter be issued as a share of Preferred Stock not designated as Series A Preferred Stock.

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III. DIVIDENDS

Dividends shall not be payable on the Series A Preferred Stock.

IV. CONVERSION

A. Mandatory Conversion. (i) Each share of the Series A Preferred Stock will automatically convert into shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), upon the earlier of (“Mandatory Conversion Date”): (x) the closing date of the Company’s initial public offering (“IPO”) of the Common Stock (“IPO Conversion”); or (y) upon a Change in Control of the Company (“CiC Conversion”).

(ii) The number of shares of Common Stock into which the Series A Preferred Stock will automatically convert shall be calculated as follows:

(a) IPO Conversion Ratio: The number of shares of Common Stock into which the Series A Preferred Stock is convertible is equal to the quotient of: X divided by the product of (Y multiplied by Z), where:

X = the total dollar amount invested in the Series A Preferred Stock;

Y = the initial public offering price of the Common Stock (“IPO Price”) as determined by the Board of Directors; and

Z= 0.7 (representing a 30% discount off of the IPO Price of the Common Stock).

Any fractional number of shares of Common Stock shall be rounded down to the next lower share number.

So for example:

If an investor invested $20,000 in the Series A Preferred Stock and the IPO Price was $5.00, the number of shares of Common Stock that the investor would receive on the closing date of the IPO would be 5,714 (rounded down), or $20,000/($5 X 0.7) = 20,000/3.5=5,714 shares of Common Stock.

(b) CiC Conversion Ratio: The number of shares of Common Stock into which the Series A Preferred Stock is convertible is equal to the quotient of: X divided by the product of (Y multiplied by Z), where:

X = the total dollar amount invested in the Series A Preferred Stock;

Y= the highest price paid for a share of Common Stock during the 12 consecutive months prior to the effective date of the Change in Control by the person, group of persons or the entity who acquired control of the Company (the “CiC Price”); and

Z= 0.7 (representing a 30% discount off of the CiC Price of the Common Stock), so for example:

If an investor has invested $20,000 in the Preferred Stock and the CiC Price was $5.00, the number of shares of Common Stock that investor would receive on the closing date of the Change in Control would be 5,714 (rounded down), or $20,000/($5 X 0.7) = 20,000/3.5=5,714 shares of Common Stock.

(iii) For purposes of this Certificate of Designation, “Change in Control” is defined as: (a) a change in the ownership of the Company which occurs on the date that any person, affiliated or associated group of persons or any entity obtains stock ownership of the Company that, together with any previously held stock, constitutes more than 50 percent of the total fair market value or more than 50 percent of the total voting power of the stock of the Company, as determined by the Board of Directors in its sole discretion;

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(b) any consolidation or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the surviving corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another entity); (c) any sale, transfer, lease or conveyance to another person or entity of all or substantially all of the property and assets of the Company; or (d) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition).

(iv) Pursuant to Article IV.A., on the Mandatory Conversion Date, any outstanding shares of the Series A Preferred Stock shall mandatorily and automatically convert into shares of Common Stock. The person or persons entitled to receive the shares of Common Stock issuable upon Mandatory Conversion of the Series A Preferred Stock shall be treated as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date. Prior to the close of business on the Mandatory Conversion Date, the Common Stock issuable upon conversion of the Series A Preferred Stock shall not be outstanding for any purpose and holders thereof shall have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series A Preferred Stock. Shares of the Series A Preferred Stock shall cease to be outstanding on the Mandatory Conversion Date, subject to the right of holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of the Series A Preferred Stock.

(v) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of the Series A Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock that may be converted by a holder of the Series A Preferred Stock at any time or from time to time. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of the Series A Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Series A Preferred Stock).

(vi) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances of the Company (other than liens, charges, security interests and other encumbrances created by the holders of the Series A Preferred Stock).

(vii) The holders of the Series A Preferred Stock have no rights to have the shares of the Series A Preferred Stock or any shares of the Common Stock into which the Series A Preferred Stock may convert registered under the Securities Act of 1933, as amended, or any similar state statute.

(viii) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the Nasdaq Stock Market or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such market, exchange or automated quotation system, use commercially reasonable efforts to list and keep listed, so long as the Common Stock shall be so listed on such market, exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that the Company shall not be required to list such Common Stock if such Common Stock has not been previously registered under the Securities Act of 1933, as amended; and provided further, that if the rules of such market, exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to use its commercially reasonable efforts to list such Common Stock issuable upon the first conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

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(ix) The holders of the Series A Preferred Stock shall have no anti-dilution rights, including any rights relating to the Company’s issuance of additional shares of Common Stock, the issuance of stock purchase rights, the distribution of cash or additional shares of Common Stock or fundamental changes, provided however, that if the Board of Directors authorizes any forward or reverse stock split of the Common Stock, the Board shall authorize a split up of the Series A Preferred or make such other equitable adjustment such that the holders of the Series A Preferred Stock are able to maintain the right to convert their shares of Series A Preferred Stock into an equivalent number of shares of Common Stock after the split of the Common Stock. Such adjustment shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Company’s Transfer Agent. If such a split and adjustment occurs, the Company will provide written notice to the holders of the Series A Preferred Stock that will state in reasonable detail how the change in number of shares was determined and the number of shares of Series A Preferred then held by such holder.

(x) The Company shall not effect the conversion of shares of Series A Preferred Stock, and a holder of Series A Preferred Stock shall not have the right to convert any such shares, to the extent that after giving effect to such conversion, such an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity (“Person” together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The number of outstanding shares of Common Stock shall be determined after giving effect to the conversion of the Series A Preferred Stock by a holder thereof and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported by the Company. By written notice to the Company, a holder of Series A Preferred Stock may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such holder and shall not exceed 9.9% of the total outstanding shares of the Company’s Common Stock.

B. Optional Conversion. Holders of the Series A Preferred Stock have no right to convert their shares of Series A Preferred Stock into shares of Common Stock or other equity security of the Company.

V. VOTING RIGHTS

Holders of the Series A Preferred Stock have no right to vote on any matters brought before the stockholders of the Company for a vote except as may otherwise be required by Chapter 78 of the Nevada Revised Statutes or any successor to such laws.

VI. REDEMPTION

The Series A Preferred Stock is not redeemable by the Company.

VII. REPURCHASE BY COMPANY

If the Board determines, in its sole discretion, at any time in the future that it is likely that within nine months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) of such act, the Company shall have the option to repurchase the Series A Preferred Stock (or underlying Common Stock) from a holder for the greater of: (i) the original purchase price and (ii) the fair market value of the Series A Preferred Stock (or the underlying Common Stock) as determined by an independent appraiser of securities chosen by the Board of Directors in its sole discretion and paid by the Company. This repurchase option terminates upon the closing date of the IPO. Nothing in this Certificate of Designation precludes the Company from repurchasing the Series A Preferred Stock at any other time in the sole discretion of the Board.

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VIII. LIQUIDATION PREFERENCE

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of record of shares of Series A Preferred Stock shall not be entitled to receive, immediately prior and in preference to any distribution to the holders of the Company’s Common Stock and other junior securities, any liquidation preference for their shares of the Series A Preferred Stock and shall participate, pari passu, with the holders of the Common Stock and other junior securities in the distribution of any remaining assets of the Company after first payment to all creditors of the Company.

IX. PREEMPTIVE RIGHTS

The Series A Preferred Stock has no preemptive, preferential or other similar right with respect to the issuance of any equity security of the Company, whether unissued, held in the treasury or hereafter created, or any warrants or obligations of the Company.

X. RANK

The Series A Preferred Stock shall be subordinated to all Company debt, junior to any senior equity securities of the Company and pari passu with the Common Stock.

XI. OTHER RIGHTS.

The shares of the Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

XII. NO IMPAIRMENT

The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.

XIII. TAXES

The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of the Series A Preferred Stock or shares of Common Stock or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of the Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

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XIV. NOTICES

Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile or email transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Article.

If to the Company:

La Rosa Holdings Corp.

Attn: Chief Executive Officer

1420 Celebration Blvd, Suite 200

Celebration, Florida 34747

If to the holders of Series A Preferred Stock, to the address listed in the Company’s books and records.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation of La Rosa Holdings Corp. as of the 13th day of February, 2023.

LA ROSA HOLDINGS CORP.

By:
Joseph La Rosa, Chief Executive Officer

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EXHIBIT C

Schedule of Exceptions

This Schedule of Exceptions is furnished by La Rosa Holdings Corp., a Nevada corporation (“La Rosa” or the “Company”)) to each purchaser identified on the signature page to that certain Series A Convertible Preferred Stock Purchase Agreement dated as of _____________, 2023 (the “Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

Pursuant to Section 3 of the Agreement, attached hereto are the schedules comprising the La Rosa Schedule of Exceptions that are deemed to be part of the entire agreement among the parties with respect to the subject matter of the Agreement. Each disclosure set forth in this La Rosa Schedule of Exceptions shall qualify or modify each of the representations and warranties in the Agreement to the extent the applicability of the disclosure to such representation and warranty is reasonably apparent from the text of the disclosure made.

Matters reflected in this La Rosa Schedule of Exceptions are not necessarily limited to matters required by the Agreement to be reflected in this La Rosa Schedule of Exceptions. Such additional matters are set forth for informational purposes only. In no event will the disclosure of matters disclosed on the La Rosa Schedule of Exceptions be deemed or interpreted to broaden La Rosa’s representations and warranties, obligations, covenants, conditions or agreements contained in the Agreement. The section and subsection numbers in the La Rosa Schedule of Exceptions correspond to the section and subsection numbers in the Agreement. The headings contained in the La Rosa Schedule of Exceptions are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the La Rosa Schedule of Exceptions or the Agreement.

Any reference in this La Rosa Schedule of Exceptions to a written contract, statement, plan, report or other document of any kind shall be deemed to be full disclosure of any written content contained in such contract, statement, plan, report or other document, and any amendments thereto and it shall not be necessary to identify or reference specific provisions thereof in order to make full disclosure.

Notwithstanding anything in the Agreement to the contrary, the inclusion of an item in this La Rosa Schedule of Exceptions as an exception to a representation or warranty in Section 3 of the Agreement will not be deemed an admission that such item (i) represents a material exception or material fact, event or circumstance or that such item has had, or could have, a material adverse effect or (ii), actually constitutes noncompliance with, or a violation of, any law or agreement or other topic to which such disclosure is applicable.

Section 3.3(c):

●	20,000 shares of Common Stock issuable upon the exercise of the warrants granted to Exchange Listing, LLC, a consultant to the Company;

●	25,000 shares of Common Stock issuable upon the exercise of the warrants granted to Emmis Capital II, LLC (“Emmis Capital”), a lender to the Company;

●	30,000 shares of Common Stock at the Assumed IPO Price issuable upon the repayment of the loan to Emmis Capital;

●	77,158 shares of Common Stock issuable upon the possible conversion of the Emmis Capital loan at a per share conversion price of $3.75 (a 25% discount from the Assumed IPO Price);

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●	40,000 shares of Common Stock underlying the stock options granted to directors;

●	25,000 shares of Common Stock issuable upon the exercise of the warrants granted to Joseph La Rosa;

●	131,074 shares of Common Stock issuable upon the possible conversion of the loan from Joseph La Rosa at a per share conversion price of $3.75 (a 25% discount from the Assumed IPO Price);

●	850,000 shares of Common Stock issuable upon the closing of the IPO to Mr. Joseph La Rosa pursuant to his employment agreement;

●	165,000 shares of Common Stock issuable upon the closing of the IPO to Mr. Kent Metzroth, the Company’s Chief Financial Officer pursuant to his employment agreement;

●	60,000 shares of Common Stock issuable upon the repayment of the loan to Joseph La Rosa;

●	5,000 shares of Common Stock at the Assumed IPO Price to Gina Salerno, a lender to the Company;
●	798,758 shares of Common Stock to be issued to consultants and service providers to the Company; and

●	2,015,140 shares of Common Stock to be issued to sellers of certain franchisees.

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EXHIBIT D

FEDERAL INCOME TAX BACKUP WITHHOLDING

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